UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200

1-04928	DUKE ENERGY CAROLINAS, LLC	56-0205520
(a North Carolina limited liability company) (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 22, 2014, Duke Energy Carolinas, LLC (the “Company”) entered into an Administrative Settlement Agreement and Order on Consent for Removal Action (the “Agreement”) with the United States Environmental Protection Agency (“EPA”) in connection with the Company’s Dan River Steam Station ash basin release which occurred on February 2, 2014.  The Agreement governs the Company’s continuing responsibilities for the removal of coal ash from the Dan River under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), including:

•                  The continuation of surface water, drinking water and sediment assessments and monitoring as determined by the EPA in consultation with the North Carolina Department of Environment and Natural Resources, the Virginia Department of Environmental Quality and local jurisdictions to detect the presence of contamination until implementation of a removal site assessment;

•                  The removal of remaining coal ash from the Dan River from the Steam Station release location to the Schoolfield Dam in Danville, Virginia in accordance with an EPA-approved work plan which shall include avoiding any inappropriate disturbance of sensitive ecosystems or legacy contamination in the Dan River;

•                  The treatment of water generated as a result of the removal work in accordance with National Pollution Elimination Discharge System requirements and applicable surface water quality standards;

•                  The development and implementation of a comprehensive removal site assessment to determine the extent of any residual contamination remaining in the Dan River to and including Kerr Reservoir, Virginia after completion of the removal activities;

•                  The disposal off-site of all removed coal ash;

•                  The preparation of a coal ash spill prevention plan for the Dan River Steam Station; and

•                  The preparation and EPA approval of a plan to ensure the protection of the public health and safety during the performance of on-site work pursuant to the Agreement.

The Company also agreed to pay to the EPA all past and agreed-upon future direct and indirect costs incurred by the United States in connection with the implementation, oversight and enforcement of the Agreement, as well as certain penalties ranging from $1,000 to $8,000 per violation per day for failure to comply with the Agreement or up to $500,000 in the event the EPA assumes the performance of work under the Agreement.

The total cost to the Company of compliance with this Agreement cannot be estimated at this time; however, EPA’s requested reimbursement costs to date have been less than $1 million.  The total costs to the Company to remediate the Dan River Steam Station ash basin release, including costs under the Agreement, are not expected to be material to the Company.  Other costs related to the Dan River Steam Station ash basin release, including regulatory directives, natural resources damages, pending litigation, future claims or litigation, long-term environmental impact costs, long-term operational changes, and costs associated with new laws and regulations as well as the management of other ash basins cannot be reasonably estimated at this time.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 22, 2014	By:	/s/ Julie S. Janson
	Name:	Julie S. Janson

	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: May 22, 2014	By:	/s/ Julie S. Janson
	Name:	Julie S. Janson

	Title:	Executive Vice President and Chief Legal Officer